Exhibit 99.1

MicroStrategy Completes $1.01 Billion Offering of 0.625% Convertible Senior Notes Due 2028

TYSONS CORNER, Va., September 20, 2024 — MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy”) today announced that, on September 19, 2024, it completed its previously announced offering of 0.625% convertible senior notes due 2028 (the “notes”). The aggregate principal amount of the notes sold in the offering was $1.01 billion, which includes $135 million aggregate principal amount of notes issued pursuant to an option to purchase, within a 13-day period beginning on, and including, the date on which the notes were first issued, granted to the initial purchasers under the purchase agreement, which the initial purchasers exercised in full on September 18, 2024 and which additional purchase was completed on September 19, 2024. The notes were sold in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The notes are unsecured, senior obligations of MicroStrategy, and bear interest at a rate of 0.625% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2025. The notes will mature on September 15, 2028, unless earlier repurchased, redeemed or converted in accordance with their terms. Subject to certain conditions, on or after December 20, 2027, MicroStrategy may redeem for cash all or any portion of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if the last reported sale price of MicroStrategy’s class A common stock has been at least 130% of the conversion price then in effect for a specified period of time ending on the trading day immediately before the date the notice of redemption is sent. If MicroStrategy redeems fewer than all the outstanding notes, at least $75 million aggregate principal amount of notes must be outstanding and not subject to redemption as of the relevant redemption notice date.

Holders of notes may require MicroStrategy to repurchase their notes on September 15, 2027 or upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the date of repurchase. In connection with certain corporate events or if MicroStrategy calls any note for redemption, it will, under certain circumstances, be required to increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or notice of redemption.

The notes are convertible into cash, shares of MicroStrategy’s class A common stock, or a combination of cash and shares of MicroStrategy’s class A common stock, at MicroStrategy’s election. Prior to March 15, 2028, the notes are convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date.

The conversion rate for the notes is initially 5.4589 shares of MicroStrategy’s class A common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $183.19 per share. This represents a premium of approximately 40% over the U.S. composite volume weighted average price of MicroStrategy’s class A common stock from 1:00 p.m. through 4:00 p.m. Eastern Daylight Time on September 17, 2024, which was $130.8477. The conversion rate is subject to adjustment upon the occurrence of certain events.

The net proceeds from the sale of the notes were approximately $997.4 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by MicroStrategy.

MicroStrategy intends to use the net proceeds from the sale of the notes to redeem in full all $500.0 million outstanding aggregate principal amount of MicroStrategy’s 6.125% Senior Secured Notes due 2028 (the “Senior Secured Notes”) and to use any balance of the net proceeds to acquire additional bitcoin and for general corporate purposes. On September 16, 2024, MicroStrategy issued a redemption notice pursuant to which the Senior Secured Notes will be redeemed on September 26, 2024 (the “Redemption Date”) at a redemption price equal to 103.063% of the principal amount, plus accrued and unpaid interest, if any, to but excluding the Redemption Date (approximately $523.8 million in the aggregate), with the redemption of the Senior Secured Notes contingent on the closing and settlement of the sale of the notes. Upon redemption of the Senior Secured Notes, all collateral securing the Senior Secured Notes, including approximately 69,080 bitcoins, will be released.

The notes were sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of MicroStrategy’s class A common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The offering of the notes was made only by means of a private offering memorandum.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the notes, nor shall there be any sale of, the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction. This press release is not a notice of redemption with respect to the Senior Secured Notes, and any redemption will be or has been made in accordance with the terms of the indenture governing the Senior Secured Notes. There can be no assurances that the redemption of the Senior Secured Notes will be completed as described herein or at all.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) considers itself the world’s first Bitcoin development company. We are a publicly-traded operating company committed to the continued development of the bitcoin network through our activities in the financial markets, advocacy and technology innovation. As an operating business, we are able to use cashflows as well as proceeds from equity and debt financings to accumulate bitcoin, which serves as our primary treasury reserve asset. We also develop and provide industry-leading AI-powered enterprise analytics software that promotes our vision of Intelligence Everywhere, and are using our software development capabilities to develop bitcoin applications. We believe that the combination of our operating structure, bitcoin strategy and focus on technology innovation provides a unique opportunity for value creation.

MicroStrategy and Intelligence Everywhere are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the estimated net proceeds of the offering and the anticipated use of such net proceeds, including the anticipated redemption of the Senior Secured Notes. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the other factors discussed in the “Risk Factors” section of MicroStrategy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2024, and the risks described in other filings that MicroStrategy may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and MicroStrategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

MicroStrategy Incorporated

Shirish Jajodia

Investor Relations

ir@microstrategy.com